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                                    Exhibit 5

                Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                      as to the legality of the securities
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                                                                       EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                 April 13, 1998


Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

            Re:   Registration Statement on Form S-8
                  380,672 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as special counsel to Peoples Heritage Financial Group, Inc., a Maine corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 380,672 shares of common stock, par value $.01 per share ("Common Stock"), to be issued upon exercise of options previously granted by CFX Corporation ("CFX") pursuant to its 1997 Long-Term Incentive Plan, its 1995 Stock Option Plan, its 1986 Stock Option Plan, the Safety Fund Corporation 1994 Incentive and Nonqualified Stock Option Plan, the Community Bankshares, Inc. 1992 Stock Option Plan, the Concord Savings Bank 1988 Stock Option Plan and the Portsmouth Bank Shares, Inc. Revised 1987 Stock Option and Stock Appreciation Rights Plan (collectively, the "Plans"), and converted into options to purchase Common Stock of the Corporation (the "Options") upon the acquisition of CFX by the Corporation on April 10, 1998 pursuant to an Agreement and Plan of Merger, dated as of October 27, 1997, between the Corporation and CFX (the "Agreement"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

         In this regard, we have reviewed the Registration Statement and Prospectuses for the Plans, the Articles of Incorporation and Bylaws of the Corporation, the Plans, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation
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Board of Directors
April 13, 1998
Page 2


and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

         For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

          Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the exercise of the Options, upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                       By:/s/ Gerard L. Hawkins
                                          ----------------------------------
                                          Gerard L. Hawkins, a Partner